News Release		(Williams Pipeline Partners L.P. Logo)
NYSE: WMZ
Date:	June 2, 2009

Williams Pipeline Partners L.P. Elects Independent Director

TULSA, Okla. – Williams Pipeline Partners L.P. (NYSE: WMZ) has elected Steven L. Zelkowitz as a member of the general partner’s board of directors. He will serve on the board’s audit and conflicts committees.

Zelkowitz is an independent energy consultant.  He recently retired as executive vice president of National Grid, plc, where he was responsible for that company’s U.S.-based electric generation fleet, U.S. business development activities, as well as energy and commodity procurement and related trading activities.

He received his Bachelor of Arts degree in political science from New York University and his Juris Doctor degree cum laude from St. John’s University School of Law.

About Williams Pipeline Partners L.P. (NYSE: WMZ)
Williams Pipeline Partners is a publicly traded master limited partnership that owns and operates natural gas transportation and storage assets. The general partner of Williams Pipeline Partners is Williams Pipeline GP LLC, which is a wholly owned subsidiary of Williams (NYSE: WMB). For more information, please visit www.williamspipelinepartners.com. Go to http://www.b2i.us/irpass.asp?BzID=1589&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332
Richard George Williams (investor relations) (918) 573-3679

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